Exhibit 10.1

EXECUTION VERSION

Limited Waiver

This Limited Waiver, dated as of February 13, 2023 (this “Waiver”), is entered into by and among IsoPlexis Corporation, a Delaware corporation (the “Borrower”), the Lenders party hereto constituting Majority Lenders and Perceptive Credit Holdings III, LP, a Delaware limited partnership, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).

Recitals

Whereas, the Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent are parties to that certain Credit Agreement and Guaranty, dated as of December 30, 2020, as amended by that certain (i) First Amendment to Credit Agreement and Guaranty, dated as of May 27, 2021, (ii) Second Amendment to Credit Agreement and Guaranty, dated as of October 29, 2021, (iii) Third Amendment to Credit Agreement and Guaranty, dated as of March 30, 2022 and (iv) Fourth Amendment to Credit Agreement and Guaranty, dated as of December 28, 2022 (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

Whereas, the Obligors are required to attain a Minimum Total Revenue for the twelve (12) month period most recently ending at the end of each fiscal quarter in the amounts set forth in Section 8.15(b) of the Credit Agreement;

Whereas, the Obligors have advised the Administrative Agent that they will fail to attain the Minimum Total Revenue required as of December 31, 2022 (the “Specified Event of Default”);

Whereas, the Borrower has requested that the Majority Lenders agree to waive the Specified Event of Default; and

Whereas, the Majority Lenders are willing to grant such waiver in accordance with and subject to the terms and conditions of this Waiver.

Now, Therefore, in consideration of the premises and the mutual covenants and the agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I
Definitions

Section 1.1.          Certain Definitions.  Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

ARTICLE II
Limited Waiver

Section 2.1.          Upon satisfaction of the conditions set forth in Article IV hereof, pursuant to Section 13.04 of the Credit Agreement and subject to the terms and conditions hereof, the Majority Lenders hereby waive the Specified Event of Default.  For the avoidance of doubt, this waiver is effective solely as a waiver of the Specified Event of Default and does not constitute a waiver of any other Default or Event of Default.

ARTICLE III
Representations and Warranties

Section 3.1.          Representations and Warranties.  In order to induce the Administrative Agent and the Lenders to enter into this Waiver, the Borrower hereby represents and warrants as follows:

(a)          After giving effect to this Waiver, the representations and warranties of the Obligors contained in Article 7 of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the date hereof; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(b)          The execution, delivery and performance of this Waiver has been duly authorized by all necessary corporate action on the part of, and duly executed and delivered by, the Borrower.

(c)          No Default or Event of Default has occurred and is continuing or shall occur and be continuing immediately after giving effect to this Agreement.

ARTICLE IV
Effectiveness

Section 4.1.          Effectiveness.  This Waiver shall become effective as of the date set forth above on which this Waiver shall be executed by each party hereto.

ARTICLE V
Miscellaneous

Section 5.1.          Reference to and Effect on the Loan Documents.

(a)          This Waiver constitutes a Loan Document.  On and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement after giving effect to this Waiver.
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(b)          Except as specifically set forth in this Waiver, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

Section 5.2.          Headings.  The headings in this Waiver are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Waiver.

Section 5.3.          Governing Law.  This Waiver, and all questions concerning the construction, validity, enforcement and interpretation of this Waiver shall be governed by and construed and enforced in accordance with the internal laws of the State of New York.

Section 5.4.          Counterparts.  This Waiver may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Waiver.  Delivery of an executed counterpart of this Waiver by facsimile, DocuSign, or a scanned copy by electronic mail shall be equally as effective as delivery of an original executed counterpart of this Waiver.

Section 5.5.          Severability.  If any term or other provision of this Waiver is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Waiver will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Waiver so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 5.6.          Binding Effect.  This Waiver will be binding upon and inure to the benefit of and is enforceable by the respective successors and permitted assigns of the parties hereto.

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In Witness Whereof, the parties hereto have caused this Waiver to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

Borrower:

IsoPlexis Corporation

By:	/s/ John Strahley
	Name:	John Strahley
	Title:	CFO

Signature Page to
Limited Waiver

Administrative Agent and Lenders constituting Majority Lenders:

Perceptive Credit Holdings III, LP,

By:	Perceptive Credit Opportunities GP, LLC, its general partner

By:	/s/ Sandeep Dixit
	Name:	Sandeep Dixit
	Title:	Chief Credit Officer

By:	/s/ Sam Chawla
	Name:	Sam Chawla
	Title:	Portfolio Manager

Signature Page to
Limited Waiver